COUGHLIN STOIA GELLER

RUDMAN & ROBBINS LLP

TRAVIS E. DOWNS III (148274)
JEFFREY D. LIGHT (159515)
KATHLEEN A. HERKENHOFF (168562)
BENNY C. GOODMAN III (211302)
655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Telephone: 619/231-1058
619/231-7423 (fax)
travisd@csgrr.com
jeffl@csgrr.com
kathyh@csgrr.com
bennyg@csgrr.com

LEVI & KORSINSKY, LLP
EDUARD KORSINSKY
JUAN E. MONTEVERDE
39 Broadway, Suite 1601
New York, NY 10006
Telephone: 212/363-7500
212/363-7171 (fax)

Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
SOUTHERN DIVISION

In re CORINTHIAN COLLEGES, INC., SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) ) )	No. SACV-06-0777-AHS(ANx) NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS EXHIBIT A-2

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF CORINTHIAN COLLEGES, INC. (“CORINTHIAN” OR THE “COMPANY”) (“CURRENT CORINTHIAN SHAREHOLDERS”) AS OF MAY 7, 2009

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS WHICH MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD CORINTHIAN COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative litigation as well as the action entitled In re Corinthian Colleges, Inc. Shareholder Derivative Litigation, Case No. 06 CC00140, pending in the Superior Court for the State of California, Orange County. This Notice is provided by Order of the United States District Court for the Central District of California, Southern Division (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto. Because this is a shareholders’ derivative action brought for the benefit of Corinthian, no individual Corinthian shareholder has the right to receive any individual compensation as a result of the settlement of the Actions.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of this Action styled In re Corinthian Colleges, Inc., Shareholder Derivative Litigation, No. SACV-06-0777-AHS(ANx), and the Action styled In re Corinthian Colleges, Inc. Shareholder Derivative Litigation, Case No. 06 CC00140, pending in the Superior Court for the State of California, Orange County (the “Actions”). Plaintiffs Milton Pfeiffer (“Pfeiffer”), M. Alvin Edwards III (“Edwards”), Frank Adolf (“Adolf”), and Bernice Gunkel (“Gunkel”) (collectively herein “Plaintiffs”), the Individual Defendants,1 and nominal party Corinthian (Corinthian and the Individual Defendants collectively, “Defendants”), have agreed upon terms to settle the Actions and have signed a written Stipulation of Settlement (the “Stipulation”) setting forth those settlement terms.

On September 21, 2009, at 11:00 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement, including the amount of Plaintiffs’ Counsel’s attorneys’ fees and expenses negotiated in this matter, are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.

II.	SUMMARY OF THE ACTION

This action was commenced on August 21, 2006, when the following derivative shareholder action was filed in this Court: Pfeiffer v. Moore, et al., No. 8:06-cv-00777-AHS-AN. On October 24, 2006, a second derivative shareholder complaint was filed in this Court captioned Edwards v. Moore, et al., No. 2:06-cv-06768-AHS-AN.

By Order dated December 5, 2006, the Court consolidated the two actions under the caption In re Corinthian Colleges, Inc., Shareholder Derivative Litigation, No. SACV-06-0777-AHS(ANx) (the “Federal Action”), appointed Pfeiffer and Edwards as Lead Plaintiffs and appointed Lerach Coughlin Stoia Geller Rudman & Robbins LLP2 and Levi & Korsinsky, LLP as Lead Counsel.

Federal Derivative Plaintiffs Pfeiffer and Edwards filed a Verified Consolidated Shareholder Derivative Complaint on February 5, 2007 (“Federal Complaint”). Corinthian and the Individual Defendants filed various motions to dismiss the Federal Complaint on April 9, 2007, seeking to dismiss Federal Derivative Plaintiffs’ claims for, among other reasons, failure to state a claim and failure to make a pre-suit demand on the Corinthian’s Board of Directors (the “Board”). Federal Derivative Plaintiffs opposed defendants’ motions to dismiss on June 22, 2007. In light of the parties’ desire to mediate, stipulated orders were submitted on and after July 26, 2007 staying the action to allow the parties time to explore global resolution of the Actions, and taking the pending dismissal motions off calendar.

In addition to the Federal Action, on July 17, 2006, a derivative shareholder action was commenced by Adolf in the Superior Court of the State of California, Orange County, entitled Adolf v. Moore, et al., Case No. 06 CC00140. Subsequently, on July 25, 2006, Gunkel v. Moore, et al., Case No. 06 CC00147, was filed in the Superior Court of the State of California, Orange County, by Gunkel. On September 28, 2006, the State Court consolidated these two related shareholder derivative actions, appointed State Derivative Plaintiffs Adolf and Gunkel as Lead Plaintiffs and Schiffrin Barroway Topaz & Kessler, LLP3 as Lead Counsel, and established a briefing schedule.

On November 7, 2006, State Derivative Plaintiffs filed a Consolidated Shareholder Derivative Complaint and filed their First Amended Consolidated Shareholder Derivative Complaint on January 23, 2007. On November 16, 2007, Corinthian filed a motion to dismiss or in the alternative stay the State Action. State Derivative Plaintiffs opposed Corinthian’s motion on December 17, 2007. In light of the parties’ desire to mediate, the parties in the State Action continued the time for the hearing on the motion to stay to permit the parties to explore global resolution of the Actions.

On November 22, 2006, Corinthian announced the results of an internal investigation into historical stock option grants, including the determination that hindsight was used to select favorable option dates. As a result, the Company recorded a non-cash compensation expense charge in the amount of $5.7 million.

Plaintiffs, through their counsel, conducted extensive research and investigation during the prosecution of the Actions, including, without limitation: (i) inspection and analysis of Corinthian’s public filings and public statements; and (ii) extensive analysis of the Individual Defendants’ alleged mispricings of stock options.

Counsel for Plaintiffs, Corinthian and the Individual Defendants have engaged in substantial arm’s-length negotiations in an effort to resolve the Actions, including a September, 2007 mediation before the Honorable Edward J. Wallin (Ret.), numerous telephone conferences and multiple in-person meetings between various counsel and representatives of Corinthian, the Individual Defendants and counsel for Plaintiffs during which the terms of this Settlement were extensively debated and negotiated.

The Individual Defendants vigorously deny that they committed any violations of the federal securities laws or of state laws, deny that any of their conduct related to the granting, exercising, or disclosure of stock options was wrongful in any way, deny all charges and allegations asserted against them, and disclaim any wrongdoing or liability whatsoever.

The Individual Defendants and Corinthian have agreed to the compromise and settlement of the Actions subject to the terms and conditions set forth herein to avoid the burden, expense and uncertainties that would be involved in protracted litigation.

Plaintiffs have agreed to settle their derivative claims on behalf of Nominal Party Corinthian upon the terms and provisions set forth in the May 7, 2009 Stipulation of Settlement (“Stipulation”) as hereinafter described, after extensive investigation and thorough research of the law applicable to the claims underlying the Actions; after balancing the substantial benefits that Corinthian will receive from the Settlement against the uncertain outcome, risks, difficulties, and delays of litigation, in general, and in complex actions such as the Actions, in particular; and after concluding that the Settlement is in the best interests of the Nominal Party Corinthian.

Plaintiffs and their counsel believe that the terms and conditions of this Stipulation are fair, reasonable, and adequate; Corinthian and the Individual Defendants and their respective counsel also believe that the terms and conditions of the Settlement are adequate and fair to Corinthian and its shareholders; and the Settling Parties acknowledge that this Stipulation is a result of arm’s-length negotiations between the Settling Parties with the substantial assistance of Judge Wallin.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and may be viewed at www.cci.edu.

Plaintiffs, Corinthian, and the Individual Defendants have stipulated that the commencement and prosecution of the Actions, as well as Plaintiffs’ demands, were a significant factor in the agreement to adopt and/or implement the corporate governance reforms detailed below, that such measures are a direct result of the prosecution of the Actions and that the reforms described below confer a substantial benefit to Corinthian.

Corinthian shall adopt and/or maintain the corporate governance measures described below no later than sixty (60) days from the execution of the Stipulation and shall maintain them for no less than five (5) years. In the event that the Board determines, in the exercise of its fiduciary duties, that maintaining any of the foregoing undertakings is having or could have a negative impact on the Company, it shall be empowered to modify or supplement such reform, provided, however, that any modification shall be approved by a majority of the Board who are not employees of the Company, after receiving advice of counsel, and the Board shall also propose, within 30 days following the Board’s determination, a good faith alternative to the reform that has been modified. In the event that the Board shall make such a determination, it shall consult with, and receive input from, a mutually acceptable neutral, such as the Honorable Edward J. Wallin.

1.	Lead Independent Director

1.1 During any period where the Chairman of the Board is an executive officer employee of the Company, the Company’s independent directors shall appoint a Lead Independent Director from among the independent directors.

1.2 The Lead Independent Director shall be selected annually by a majority vote of the independent directors who shall cast ballots.

1.3 The Lead Independent Director shall:

(a) determine, in consultation with management and the Board, the appropriate schedule of Board meetings, provided, however, that nothing shall prevent the callings of meetings of the Board by the Chairman, or otherwise consistent with the by-laws;

(b) prepare, in consultation with management and the Board, agendas for Board meetings, provided, however, that nothing shall preclude the Chairman or other members of the Board from placing on the agendas other matters properly before the Board;

(c) sit on the Nominating and Corporate Governance Committee (comprised solely of independent directors), which shall recommend the membership of Board Committees, as well as the selection of Committee Chairs;

(d) direct, subject to consultation with and approval of the independent directors, the retention of consultants who report directly to the independent directors of the Board;

(e) have the authority to retain such consultants as the Lead Independent Director deems necessary to perform his or her responsibilities;

(f) oversee the process, in consultation with the Board and management, to ensure that the corporate governance policies set forth herein are implemented;

(g) coordinate, develop the agenda for, and moderate executive sessions of the Board’s independent directors, and act as principal liaison between the independent directors and the Chairman of the Board and CEO; and

(h) direct the process, in consultation with the other Independent Directors, for the evaluation of the CEO, for purposes of consideration by the Compensation Committee and the full Board.

2.	Executive Session

2.1 The Board shall establish a formal policy requiring the Independent Directors to meet in executive session at least four (4) times per year, and require that the Board report to shareholders the number of such meetings held each year.

3.	Director Stock Ownership and Compensation

3.1 Directors shall hold 100% of net after-tax profit in shares acquired on option exercise or following distribution of shares underlying deferred stock units until they have an ownership interest equal to at least 3 times the annual cash retainer (3 x $40,000 = $120,000 in fiscal 2008).

3.2 Aside from meeting-related expenses such as airfare, hotel accommodations and modest travel/accident insurance, directors shall receive no other perquisites. Health, life, dental, and disability insurance, matching grants to charities, financial planning, automobile allowances and other similar perquisites shall not be provided as benefits to independent directors for their service as such. For the sake of clarity, this provision shall not effect any obligations of the Company to directors for their service as employees or former employees of the Company.

3.3 Non-employee directors shall not be eligible to receive from the Company any change-in-control payments or severance arrangements of any kind. The acceleration of equity grants shall not be deemed a prohibited payment or severance arrangement under this paragraph.

4.	Director Education

4.1 The Corinthian Board shall adopt a resolution requiring that all directors attend at least eight (8) hours of director training. Such training shall be provided by the Company by hiring appropriate trainers or by reimbursing directors for attendance at a recognized training program, such as the Stanford Law School’s Directors College, the Duke University’s Directors’ Education Institute, Vanderbilt University Directors College, or similar organization or institution.

5.	Shareholder Meetings

5.1 Shareholders shall be allocated time on the agenda of the annual shareholder meeting to ask questions of, and have a dialogue with, the Company’s Chairman and CEO and members of the Board. There shall be no requirement that questions be submitted in advance.

5.2 The Chairman of each Board committee shall be permitted to answer questions from shareholders relevant to such committee’s responsibilities and functions.

6.	Compensation Practices

6.1 The Board or Compensation Committee shall establish a comprehensive and responsible set of assumptions, policies and procedures for determining executive compensation by using an appropriate peer comparator. The companies selected as a peer comparison group shall be disclosed and the rationale for their selection explained in the annual proxy statement.

7.	No Repricing of Stock Options

7.1 The repricing of stock options shall be prohibited without shareholder approval.

8.	Stock Option Plans and Grants

8.1 All plans and/or granting resolutions shall clearly define the exercise price, the grant date and the fair market value of stock (e.g., the closing price on a specified date, or the average closing price over a specified period). All options shall be granted at 100% of fair market value on the date of grant.

8.2 The Company shall require all reasonable efforts to disclose publicly all stock option grants to directors or officers of Corinthian within two (2) business days after the effective date of such grants.

8.3 Subject to grants pursuant to ¶8.5 below, all other option grant dates shall be pre-set by the Compensation Committee and shall correspond to a fixed date in the future and shall be consistent with equity compensation protocols adopted by the Board and memorialized in the Board minutes.

8.4 It shall be the responsibility of the office of Corinthian’s General Counsel to maintain in a secure location all documentation concerning option grants. Such documents shall include: any shareholder-approved stock plans, records of Board or committee approvals of grants (including minutes and signed approvals), schedules for grants, and grant documents and awards. Such records shall be maintained for at least ten (10) years from the date of any grant, or two (2) years after the grant has expired or terminated, whichever date is later.

8.5 In the event of a grant to a new executive hire at the level of Vice President or higher, the grant date shall be no sooner than the later of the date of actual employment by the individual and the date of Compensation Committee action approving the grant.

8.6 Proposed grants shall be distributed prior to quarterly Compensation Committee meetings. Such proposals shall include the names of proposed recipients, the number of shares, the vesting schedule, the grant date, a means to determine the exercise price (e.g., the opening or closing price on a particular and specified trading day), and the identity of the plan pursuant to which the grant is being made.

8.7 Neither the Board nor any committee shall delegate to management the authority to approve or make grants. Any revisions or changes to the pre-set grant schedule during any Board or committee meeting shall be noted by the secretary manually at the meeting. Prospective grant recipients cannot be added, nor can award levels be changed, except as directed prospectively by the Compensation Committee.

8.8 In the event that an employee is omitted from a proposed grant schedule in error and such error is not corrected at the applicable meeting approving the grant, such employee shall not receive a grant until the next occasion when options are awarded. However, the Compensation Committee may consider the fact that the employee was omitted from a previous grant when awarding a subsequent grant by, for example, in setting a vesting schedule.

9.	Repricing of Options

9.1 In addition, the Individual Defendants and Corinthian acknowledge that the decision to reprice at least $2 million worth of misdated options was a direct and proximate result of the Actions and Plaintiffs’ efforts. Accordingly, the Individual Defendants and Corinthian agree to the following:

IV.	DISMISSAL OF ACTION

The Stipulation also provides for the entry of judgment dismissing the Actions against Corinthian and the Individual Defendants with prejudice. As explained in more detail in the Stipulation, the judgment bars and releases all claims known or unknown that have been or could have been brought in any court on behalf of Corinthian by the Plaintiffs in the Actions or by Corinthian, or any of its shareholders, against the Individual Defendants relating to any of the claims or matters that were alleged in the Actions or that arise from the matters alleged in the Actions or could have been alleged in the Actions with regard to Corinthian’s historical stock option grants and granting practices.

V.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

Plaintiffs, Corinthian and the Individual Defendants negotiated an agreement as to the attorneys’ fees that Corinthian and/or Corinthian’s Directors’ and Officers’ insurers would pay to Lead Counsel for Plaintiffs in the Actions. As a result of these negotiations, the parties have agreed that $2,500,000 will be paid to Lead Counsel for Plaintiffs in the Actions for their attorneys’ fees and expenses, subject to the Court’s approval. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Corinthian shareholders. The agreed-to fee will compensate Plaintiffs’ Counsel for the results achieved in the Actions and the risks of undertaking the prosecution of the Actions on a contingent basis.

VI.	REASONS FOR THE SETTLEMENT

Counsel for the parties believe that the Settlement is in the best interests of the parties to the Actions, Corinthian and Corinthian shareholders.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Actions. Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation, and have researched the applicable law with respect to the claims of Plaintiffs and Corinthian against the Individual Defendants and the potential defenses thereto.

Based upon their investigation as set forth above, Plaintiffs and their counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Plaintiffs, Corinthian and its shareholders, and in their best interests, and have agreed to settle the claims raised in the Actions pursuant to the terms and provisions of the Stipulation after considering, among other things, the substantial benefits that Corinthian and its shareholders will receive from the Settlement, the uncertain outcome, risks, difficulties, and delays in the continued litigation of the Actions, and the actions taken by the Company and its Board in response to the alleged option backdating issues at Corinthian.

In particular, Plaintiffs and their counsel considered the significant litigation risk inherent in these shareholder derivative Actions. The law imposes significant burdens on Plaintiffs for pleading and proving a shareholder derivative claim. While Plaintiffs and their counsel believe their claims are meritorious, Plaintiffs and their counsel acknowledge that there is a substantial risk that the Actions may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Plaintiffs and their counsel believe that, under the circumstances, they have obtained the best possible relief for Corinthian and its shareholders.

B.	Why Did the Defendants Agree to Settle?

The Defendants have strenuously denied, and continue strenuously to deny each and every allegation of liability made against them or that could have been made against them in the Actions, and assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. The Defendants have thus entered into the Stipulation to avoid the burden, expense, management distractions and uncertainties that would be involved in protracted litigation and without admitting any wrongdoing or liability.

VII.	FINAL HEARING

On September 21, 2009, at 11:00 a.m., the Court will hold the Settlement Hearing at the United States District Court for the Central District of California, United States Courthouse, 411 West Fourth Street, Courtroom 10A, Santa Ana, California. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate, including the agreed-to amount for Plaintiffs’ Counsel’s attorneys’ fees and expenses, and thus should be finally approved and whether the Actions should be dismissed with prejudice pursuant to the Stipulation.

VIII.	RIGHT TO ATTEND FINAL HEARING

Any Current Corinthian Shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to object at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT CORINTHIAN SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

IX.	THE PROCEDURES FOR OBJECTING TO THE SETTLEMENT

Any Current Corinthian Shareholder may appear and show cause, if he, she or it has any, why the Settlement of the Actions should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon, provided, however, that no Current Corinthian Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the judgment to be entered thereon approving the same, unless that person has, on or before September 4, 2009, served on the following counsel (delivered by hand or sent by first class mail) written objections and copies of any papers and briefs in support thereof at the addresses listed below:

Counsel for Plaintiffs

Jeffrey D. Light

COUGHLIN STOIA GELLER

RUDMAN & ROBBINS LLP

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Eric L. Zagar

Nichole Browning

BARROWAY TOPAZ KESSLER

MELTZER & CHECK, LLP

280 King of Prussia Road

Radnor, PA 19087

Counsel for the Individual Defendants

Robert L. Dell Angelo

MUNGER, TOLLES & OLSON LLP

355 South Grand Avenue, 35th Floor

Los Angeles, CA 90071

Counsel for Nominal Defendant Corinthian Colleges, Inc.

Meridith N. Landy

O’MELVENY & MYERS LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Any Current Corinthian Shareholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the judgment to be entered and the releases to be given.

X.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the terms of the Settlement contained in the Stipulation.

You may inspect the Stipulation and other papers in the Actions at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District Court for the Central District of California, Southern Division, United States Courthouse, 411 West Fourth Street, Room 1053, Santa Ana, California. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. In addition, this Notice and the Stipulation can be viewed on the Company’s website at www.cci.edu.

PLEASE DO NOT CALL, WRITE OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Plaintiffs’ Counsel, c/o Rick Nelson, Shareholder Relations, Coughlin Stoia Geller Rudman & Robbins LLP, 655 West Broadway, Suite 1900, San Diego, California 92101-3301, telephone: 1-800-449-4900.

1The Individual Defendants are Jack D. Massimino; Paul R. St. Pierre; Linda A. Skladany; Hank Adler; Alice T. Kane; Terry O. Hartshorn; David G. Moore; Loyal Wilson; Michael P. Berry; Carol D’Amico; Stan A. Mortensen; Mark L. Pelesh; Mary H. Barry; Beth A. Wilson; Dennis L. Devereux; Dennis N. Beal; Frank J. McCord; William B. Buchanan; Bruce Deyong; Timothy Schutz; and Anthony F. Digiovanni.

2The firm subsequently changed its name and is now known as Coughlin Stoia Geller Rudman & Robbins LLP.

3Effective November 17, 2008, the firm’s name has been changed to Barroway Topaz Kessler Meltzer & Check, LLP.